UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2010

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 25, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved the 2010 Bonus Plan (the “Plan”) in the form attached hereto as Exhibit 99.1. The Plan is an annual cash bonus plan under which a bonus pool is funded based on the Company’s net income and cash flow relative to targets. Participants in the Plan are the chairman of the board, the chief executive officer, the other officers of the Company and six other key subsidiary officers. Bonus awards under the Plan range from zero to 180% of salary based on position. Bonus awards are subject to the approval of the Compensation Committee. Bonus awards are based on a combination of the Company’s financial performance and the individual performance of the officers. The Compensation Committee, in its discretion, may award bonuses even if the Plan’s financial targets are not achieved.

On February 25, 2010, the Compensation Committee awarded performance stock units to the chairman of the board and the executive officers of the Company in the following target amounts:

Name	Position	Target No. of Performance Stock Units
Joseph C. Berenato	Chairman of the Board	5,000
Joseph P. Bellino	Vice President and Chief Financial Officer	5,000
James S. Heiser	Vice President, General Counsel and Secretary	5,000
Michael G. Pollack	Vice President, Sales and Marketing	5,000
Anthony J. Reardon	President and Chief Executive Officer	10,000
Rose F. Rogers	Vice President, Human Resources	5,000
Samuel D. Williams	Vice President, Controller and Assistant Treasurer	5,000

The performance stock units generally vest at the end of the three-year performance period from January 1, 2010 to December 31, 2012 (the “Performance Period”) in amounts from 0% to 200% of the target units depending on the Company’s performance relative to two performance metrics during the Performance Period. The performance metrics, which are equally weighted, are: (i) the cumulative diluted earnings per share of the Company during the Performance Period (subject to certain adjustments), and (ii) the relative total shareholder return of the Company’s common stock compared to the SPADE Defense Index during the Performance Period. Upon vesting, one share of common stock of the Company will be issued for each vested performance stock unit. In the event that a change in control (as defined in the Performance Stock Unit Agreements) of the Company occurs, the target performance stock units will be deemed to have become fully vested immediately prior to the consummation of the change in control, provided, however, that the Compensation Committee of the Board of Directors may, in its discretion, increase (but not decrease) the number of performance stock units that are deemed to vest in the event of a change in control up to a maximum of 200% of the target performance stock units.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1    2010 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: March 1, 2010	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel